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                                                                    EXHIBIT 10.9




                           BEACON ROOFING SUPPLY, INC.

                                 2004 STOCK PLAN

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SECTION 1.     PURPOSE.

     The purpose of the Beacon Roofing Supply, Inc. 2004 Stock Plan (the "Plan") is to attract and retain outstanding individuals as Key Employees of Beacon Roofing Supply, Inc. (the "Company") and its Subsidiaries, to recognize the contributions made to the Company and its Subsidiaries by Key Employees, and to provide such Key Employees with additional incentive to expand and improve the profits and achieve the objectives of the Company and its Subsidiaries, by providing such Key Employees with the opportunity to acquire or increase their proprietary interest in the Company through receipt of Awards of Stock Options and Stock Awards.

SECTION 2.     DEFINITIONS.

     As used in the Plan, the following terms shall have the meanings set forth below:

     2.1 "AWARD" means any award or benefit granted under the Plan, which shall be either a Stock Option or a Stock Award.

     2.2 "AWARD AGREEMENT" means, as applicable, a Stock Option Agreement, or Stock Award Agreement evidencing an Award granted under the Plan.

     2.3 "BOARD" means the Board of Directors of the Company.

     2.4 "CHANGE IN CONTROL" has the meaning set forth in Section 7.2 of the Plan.

     2.5 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     2.6 "COMMITTEE" means the Compensation Committee of the Board or such other committee as may be designated by the Board from time to time to administer the Plan.

     2.7 "COMMON STOCK" means the Common Stock, par value $.01 per share, of the Company.

     2.8 "COMPANY" means Beacon Roofing Supply, Inc., a Delaware corporation.

     2.9 "DIRECTOR" means a director of the Company.

     2.10 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.
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     2.11 "FAIR MARKET VALUE" means the closing price of the Common Stock on the
Nasdaq National Market (as reported in THE WALL STREET JOURNAL, Midwest
Edition).

     2.12 "INCENTIVE STOCK OPTION" or "ISO" means a Stock Option granted under
Section 5 of the Plan that meets the requirements of Section 422(b) of the Code or any successor provision.

     2.13 "KEY EMPLOYEE" means an employee of the Company or any Subsidiary selected to participate in the Plan in accordance with Section 3. A Key Employee may also include a person who is granted an Award (other than an Incentive Stock Option) in connection with the hiring of the person prior to the date the person becomes an employee of the Company or any Subsidiary, provided that such Award shall not vest prior to the commencement of employment.

     2.14 "NON-QUALIFIED STOCK OPTION" or "NSO" means a Stock Option granted under Section 5 of the Plan that is not an Incentive Stock Option.

     2.15 "PLAN" means the Beacon Roofing Supply, Inc. 2004 Stock Plan.

     2.16 "STOCK AWARD" means a grant of shares of Common Stock under Section 6 of the Plan.

     2.17 "STOCK OPTION" means an Incentive Stock Option or a Non-Qualified Stock Option granted under Section 5 of the Plan.

     2.18 "SUBSIDIARY" means an entity of which the Company is the direct or indirect beneficial owner of not less than 50% of all issued and outstanding equity interest of such entity.

SECTION 3.     ADMINISTRATION.

     3.1 THE BOARD.

     The Plan shall be administered by the Board, except that the Board may delegate administration to the Committee to the extent that the Committee is comprised of at least two members of the Board who satisfy the "non-employee director" definition set forth in Rule 16b-3 under the Exchange Act and the "outside director" definition under Section 162(m) of the Code and the regulations thereunder, provided that until such time as the Board has two members who are both such non-employee directors and outside directors, the Committee may be composed otherwise. For purposes of the Plan, the term "Board" shall refer to the Board or, to the extent such authority has been delegated to the Committee, the Committee.

     3.2 AUTHORITY OF THE BOARD.

          (a) The Board, in its sole discretion, shall determine the Key Employees to whom, and the time or times at which Awards will be granted, the form and amount of each Award, the expiration date of each Award, the time or times within which the Awards may be exercised, the cancellation of the Awards and the other limitations, restrictions, terms and conditions applicable to the grant of the Awards. The terms and conditions of the Awards need not be the same with respect to each Key Employee or with respect to each Award.

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          (b) The Board may delegate its authority to grant Awards to Key
     Employees and to determine the terms and conditions thereof to such officer of the Company as it may determine in its discretion, on such terms and conditions as it may impose, except with respect to Awards to officers subject to Section 16 of the Exchange Act or officers who are or may be "covered employees" as defined in Section 162(m) of the Code, or to the extent prohibited by applicable law, regulation or rule of a stock exchange on which the Common Stock is listed.

          (c) The Board may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific terms and conditions of the Awards granted hereunder, shall be final and conclusive for all purposes and upon all persons.

          (d) No member of the Board or the Committee shall be liable for any action taken or determination made hereunder in good faith. Service on the Committee shall constitute service as a Director so that the members of the Committee shall be entitled to indemnification and reimbursement as Directors of the Company pursuant to the Company's Certificate of Incorporation and By-Laws.

     3.3 AWARD AGREEMENTS.

     Each Award shall be evidenced by a written Award Agreement specifying the terms and conditions of the Award. In the sole discretion of the Board, the Award Agreement may condition the grant of an Award upon the Key Employee's entering into one or more of the following agreements with the Company: (a) an agreement not to compete with the Company and its Subsidiaries which shall become effective as of the date of the grant of the Award and remain in effect for a specified period of time following termination of the Key Employee's employment with the Company; (b) an agreement to cancel any employment agreement, fringe benefit or compensation arrangement in effect between the Company and the Key Employee; and (c) an agreement to retain the confidentiality of certain information. Such agreements may contain such other terms and conditions as the Board shall determine. If the Key Employee shall fail to enter into any such agreement at the request of the Board, then the Award granted or to be granted to such Key Employee shall be forfeited and cancelled.

SECTION 4.     SHARES OF COMMON STOCK SUBJECT TO PLAN.

     4.1 TOTAL NUMBER OF SHARES.

     The total number of shares of Common Stock that may be issued under the Plan shall be 2,200,000. Such shares may be either authorized but unissued shares or treasury shares, and shall be adjusted in accordance with the provisions of Section 4.3 of the Plan. The number of shares of Common Stock delivered by a Key Employee or withheld by the Company on behalf of any such Key Employee as full or partial payment of an Award, including the exercise price of a Stock Option or of any required withholding taxes, shall once again be available for issuance

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pursuant to subsequent Awards, and shall not count towards the aggregate number of shares of Common Stock that may be issued under the Plan. Any shares of Common Stock subject to an Award may thereafter be available for issuance pursuant to subsequent Awards, and shall not count towards the aggregate number of shares of Common Stock that may be issued under the Plan, if there is a lapse, forfeiture, expiration, termination or cancellation of any such prior Award for any reason (including for reasons described in Section 3.3), or if shares of Common Stock are issued under such Award and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof.

     4.2 SHARES UNDER AWARDS.

     Of the 2,200,000 shares of Common Stock authorized for issuance under the Plan pursuant to Section 4.1:

          (a) The maximum number of shares of Common Stock as to which a Key Employee may receive Stock Options in any calendar year is 500,000, except that the maximum number of shares of Common Stock as to which a Key Employee may receive Stock Options in the calendar year in which such Key Employee begins employment with the Company or its Subsidiaries is 1,000,000.

          (b) The maximum number of shares of Common Stock that may be subject to Incentive Stock Options is 2,200,000.

          (c) The maximum number of shares of Common Stock that may be used for Stock Awards is 2,200,000.

The numbers of shares described herein shall be as adjusted in accordance with
Section 4.3 of the Plan.

     4.3 ADJUSTMENT.

     In the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction, the Board shall make such adjustments as it deems appropriate, in its sole discretion, to preserve the benefits or intended benefits of the Plan and Awards granted under the Plan. Such adjustments may include: (a) adjustment in the number and kind of shares reserved for issuance under the Plan; (b) adjustment in the number and kind of shares covered by outstanding Awards; (c) adjustment in the exercise price of outstanding Stock Options or the price of other Awards under the Plan;
(d) adjustments to any of the shares limitations set forth in Section 4.1 or 4.2 of the Plan; and (e) any other changes that the Board determines to be equitable under the circumstances.

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SECTION 5.     GRANTS OF STOCK OPTIONS TO KEY EMPLOYEES.

     5.1 GRANT.

     Subject to the terms of the Plan, the Board may from time to time grant Stock Options, which may be ISOs or NSOs, to Key Employees. Unless otherwise expressly provided at the time of the grant, Stock Options granted under the Plan to Key Employees will be ISOs.

     5.2 STOCK OPTION AGREEMENT.

     The grant of each Stock Option shall be evidenced by a written Stock Option Agreement specifying the type of Stock Option granted, the exercise period, the exercise price, the terms for payment of the exercise price, the expiration date of the Stock Option, the number of shares of Common Stock to be subject to each Stock Option and such other terms and conditions established by the Board, in its sole discretion, not inconsistent with the Plan.

     5.3 EXERCISE PRICE AND EXERCISE PERIOD.

     With respect to each Stock Option granted to a Key Employee:

          (a) Except as provided in the Stock Option Agreement, the per share exercise price of each Stock Option shall be the Fair Market Value of the Common Stock subject to the Stock Option on the date on which the Stock Option is granted.

          (b) Each Stock Option shall become exercisable as provided in the Stock Option Agreement; provided that the Board shall have the discretion to accelerate the date as of which any Stock Option shall become exercisable in the event of the Key Employee's termination of employment with the Company without cause (as determined by the Board in its sole discretion).

          (c) Except as provided in the Stock Option Agreement, each Stock Option shall expire, and all rights to purchase shares of Common Stock thereunder shall expire, on the date ten years after the date of grant.

     5.4 REQUIRED TERMS AND CONDITIONS OF ISOS.

     In addition to the foregoing, each ISO granted to a Key Employee shall be subject to the following specific rules:

          (a) The aggregate Fair Market Value (determined with respect to each ISO at the time such Option is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (under all incentive stock option plans of the Company and its Subsidiaries) shall not exceed $100,000. If the aggregate Fair Market Value (determined at the time of grant) of the Common Stock subject to an ISO which first becomes exercisable in any calendar year exceeds the limitation of this Section 5.4(a), so much of the ISO that does not exceed the applicable dollar limit shall be an ISO and the remainder shall be a NSO; but

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     in all other respects, the original Stock Option Agreement shall remain in full force and effect.

          (b) Notwithstanding anything herein to the contrary, if an ISO is granted to a Key Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or its parent or subsidiaries within the meaning of Section 422(b)(6) of the
     Code): (i) the purchase price of each share of Common Stock subject to the ISO shall be not less than 110% of the Fair Market Value of the Common Stock on the date the ISO is granted; and (ii) the ISO shall expire, and all rights to purchase shares of Common Stock thereunder shall expire, no later than the fifth anniversary of the date the ISO was granted.

          (c) No ISOs shall be granted under the Plan after ten years from the earlier of the date the Plan is adopted or approved by stockholders of the Company.

     5.5 EXERCISE OF STOCK OPTIONS.

          (a) A Key Employee entitled to exercise a Stock Option may do so by delivering written notice to that effect specifying the number of shares of Common Stock with respect to which the Stock Option is being exercised and any other information the Board may prescribe. All notices or requests provided for herein shall be delivered to the Secretary of the Company.

          (b) The Board in its sole discretion may make available one or more of the following alternatives for the payment of the Stock Option exercise price:

               (i) in cash;

               (ii) in cash received from a broker-dealer to whom the Key Employee has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Stock Option to pay the exercise price;

               (iii) by delivering previously acquired shares of Common Stock that are acceptable to the Board and that have an aggregate Fair Market Value on the date of exercise equal to the Stock Option exercise price; or

               (iv) by certifying to ownership by attestation of such previously acquired shares of Common Stock.

     The Board shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the Stock Option exercise price.

          (c) The Company shall issue, in the name of the Key Employee, stock certificates representing the total number of shares of Common Stock issuable pursuant to the exercise of any Stock Option as soon as reasonably practicable after such exercise; provided that any shares of Common Stock purchased by a Key Employee through a broker-dealer pursuant to Section 5.5(b)(ii) or Section 8(b) shall be delivered to such

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     broker-dealer in accordance with 12 C.F.R. Section 220.3(e)(4) or other applicable provision of law.

SECTION 6.     STOCK AWARDS TO KEY EMPLOYEES.

     6.1 GRANT.

     The Board may, in its discretion, (a) grant shares of Common Stock under the Plan to any Key Employee without consideration from such Key Employee or (b) sell shares of Common Stock under the Plan to any Key Employee for such amount of cash, Common Stock or other consideration as the Board deems appropriate.

     6.2 STOCK AWARD AGREEMENT.

     Each share of Common Stock granted or sold hereunder shall be subject to such restrictions, conditions and other terms as the Board may determine at the time of grant or sale, the general provisions of the Plan, the restrictions, terms and conditions of the related Stock Award Agreement, and the following specific rules:

          (a) Shares of Common Stock issued to a Key Employee under the Plan shall be evidenced by a Stock Award Agreement, which shall specify whether the shares of Common Stock are granted or sold to the Key Employee and such other provisions, not inconsistent with the terms and conditions of the Plan, as the Board shall determine.

          (b) The restrictions to which the shares of Common Stock awarded hereunder are subject shall lapse as provided in Stock Award Agreement; provided that the Board shall have the discretion to accelerate the date as of which the restrictions lapse with respect to any Award held by a Key Employee in the event of the Key Employee's termination of employment with the Company without cause (as determined by the Board in its sole discretion).

          (c) The Board may, in its discretion, establish as restrictions on the shares of Common Stock performance goals that qualify the Stock Award as "performance-based compensation" within the meaning of Section 162(m) of the Code. Performance goals may be based on one or more business criteria, including, but not limited to: (i) return on equity; (ii) earnings or earnings per share; (iii) Common Stock price; (iv) return on assets; (v) return on investment; (vi) cash flow; (vii) net income; (viii) expense management; or (ix) revenue growth. Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Board. In addition, performance goals may be adjusted for any events or occurrences (including acquisition expenses, extraordinary charges, losses from discontinued operations, restatements and accounting charges and restructuring expenses), as may be determined by the Board. With respect to each performance period, the Board shall establish such performance goals relating to one or more of the business criteria identified above, and shall establish targets for Key Employees for achievement of performance goals. Following the completion of each performance period, the Board shall determine the extent to which performance goals for that performance period have

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     been achieved and the related performance-based restrictions shall lapse in accordance with the terms of the applicable Stock Award Agreement.

          (d) The Company shall issue, in the name of the Key Employee, stock certificates representing the total number of shares of Common Stock granted or sold to the Key Employee, as soon as may be reasonably practicable after such grant or sale, which shall be held by the Secretary of the Company until such time as the Common Stock is forfeited, resold to the Company, or the restrictions lapse. Notwithstanding the foregoing, the Company, in lieu of issuing stock certificates, may reflect the issuance of shares of Common Stock to a Key Employee on a non-certificated basis, with the ownership of such shares by the Key Employee evidenced solely by book entry in the records of the Company's transfer agent; provided, however that following the lapse of all restrictions with respect to the shares granted or sold to a Key Employee, the Company, upon the written request of the Key Employee, shall issue, in the name of the Key Employee, stock certificates representing such shares.

          (e) Subject to the provisions of subsection (b) hereof and the restrictions set forth in the related Stock Award Agreement, the Key Employee receiving a grant of or purchasing Common Stock shall thereupon be a stockholder with respect to all of the shares represented by such certificate or certificates and shall have the rights of a stockholder with respect to such shares, including the right to vote such shares and to receive dividends and other distributions paid with respect to such shares.

SECTION 7.     CHANGE IN CONTROL.

     7.1 EFFECT OF CHANGE IN CONTROL.

          (a) Notwithstanding any of the provisions of the Plan or any outstanding Award Agreement, upon a Change in Control of the Company (as defined in Section 7.2): (i) all outstanding Awards shall become fully exercisable; (ii) all restrictions applicable to all Awards shall terminate or lapse; and (iii) performance goals applicable to any Stock Awards shall be deemed satisfied at the highest target level, as applicable, in order that Key Employees may fully realize the benefits thereunder.

          (b) In addition to the Board's authority set forth in Section 3, upon such Change in Control of the Company, the Board is authorized, and has sole discretion, as to any Award, either at the time such Award is granted hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the purchase of any outstanding Stock Option, for an amount of cash equal to the difference between the exercise price and the then Fair Market Value of the Common Stock covered thereby had such Stock Option been currently exercisable; (ii) make such adjustment to any such Award then outstanding as the Board deems appropriate to reflect such Change in Control; and (iii) cause any such Award then outstanding to be assumed, by the acquiring or surviving corporation, after such Change in Control.

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     7.2 DEFINITION OF CHANGE IN CONTROL.

     "Change in Control" shall mean the occurrence, at any time during the specified term of an Award granted under the Plan, of any of the following events:

          (a) Any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity (other than the Company or a trustee or other fiduciary holding securities under an employee benefit plan of the Company), or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors;

          (b) The Company is party to a merger, consolidation, reorganization or other similar transaction with another corporation or other legal person unless, following such transaction, more than 50% of the combined voting power of the outstanding securities of the surviving, resulting or acquiring corporation or person or its parent entity entitled to vote generally in the election of directors (or persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company's outstanding securities entitled to vote generally in the election of directors immediately prior to such transaction, in substantially the same proportions as their ownership, immediately prior to such transaction, of the Company's outstanding securities entitled to vote generally in the election of directors;

          (c) The Company sells all or substantially all of its business and/or assets to another corporation or other legal person unless, following such sale, more than 50% of the combined voting power of the outstanding securities of the acquiring corporation or person or its parent entity entitled to vote generally in the election of directors (or persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company's outstanding securities entitled to vote generally in the election of directors immediately prior to such sale, in substantially the same proportions as their ownership, immediately prior to such sale, of the Company's outstanding securities entitled to vote generally in the election of directors; or

          (d) During any period of two consecutive years or less (not including any period prior to the approval of the Plan by the Board), individuals who at the beginning of such period constituted the Board (and any new Directors, whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose appointment, election or nomination for election was so approved) cease for any reason to constitute a majority of the Board.

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SECTION 8.     PAYMENT OF TAXES.

     In connection with any Award, and as a condition to the issuance or delivery of any shares of Common Stock to the Key Employee in connection therewith, the Company may require the Key Employee to pay the Company an amount equal to the minimum amount of the tax the Company or any Subsidiary may be required to withhold to obtain a deduction for federal, state or local income tax purposes as a result of such Award or to comply with applicable law. The Board in its sole discretion may make available one or more of the following alternatives for the payment of such taxes:

          (a) in cash;

          (b) in cash received from a broker-dealer to whom the Key Employee has submitted notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Award to pay the withholding taxes;

          (c) by directing the Company to withhold such number of shares of Common Stock otherwise issuable in connection with the Award having an aggregate Fair Market Value equal to the minimum amount of tax required to be withheld;

          (d) by delivering previously acquired shares of Common Stock of the Company that are acceptable to the Board that have an aggregate Fair Market Value equal to the amount required to be withheld; or

          (e) by certifying to ownership by attestation of such previously acquired shares of Common Stock.

The Board shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the required withholding taxes.

SECTION 9.     POSTPONEMENT.

     The Board may postpone any grant or settlement of an Award or exercise of a Stock Option for such time as the Board in its sole discretion may deem necessary in order to permit the Company:

          (a) to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to an Award, including upon the exercise of an Option, under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction;

          (b) to permit any action to be taken in order to (i) list such shares of Common Stock on a stock exchange if shares of Common Stock are then listed on such exchange or (ii) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock, including any rules or regulations of any stock exchange on which the shares of Common Stock are listed; or

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          (c) to determine that such shares of Common Stock and the Plan are exempt from such registration or that no action of the kind referred to in
     (b)(ii) above needs to be taken; and the Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to sell or issue shares of Common Stock in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof.

Any such postponement shall not extend the term of an Award and neither the Company nor its Directors or officers shall have any obligation or liability to a Key Employee, the Key Employee's successor or any other person with respect to any shares of Common Stock as to which the Award shall lapse because of such postponement.

SECTION 10.    NONTRANSFERABILITY.

     Awards granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, or be subject to execution, attachment or similar process, by operation of law or otherwise, other than:

          (a) by will or by the laws of descent and distribution;

          (b) pursuant to the terms of a qualified domestic relations order to which the Key Employee is a party that meets the requirements of any relevant provisions of the Code; or

          (c) as permitted by the Board with respect to a NSO transferable by the Key Employee during his lifetime.

In each case, the terms and conditions applicable to the transferability of the Award shall be established by the Board.

SECTION 11.    TERMINATION OR AMENDMENT OF PLAN AND AWARD AGREEMENTS.

     11.1 TERMINATION OR AMENDMENT OF PLAN.

          (a) Except as described in (b) below, the Board may terminate, suspend, or amend the Plan, in whole or in part, from time to time, without the approval of the stockholders of the Company, unless such approval is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. No amendment or termination of the Plan shall adversely affect the right of any Key Employee under any outstanding Award in any material way without the written consent of the Key Employee, unless such amendment or termination is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. Subject to the foregoing, the Board may correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Award granted hereunder in the manner and to the extent it shall deem desirable, in its sole discretion, to effectuate the Plan.

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          (b) Notwithstanding the foregoing, there shall be no amendment to the
     Plan or any outstanding Stock Option Agreement that results in the repricing of Stock Options.

          (c) The Board shall have the authority to amend the Plan to the extent necessary or appropriate to comply with applicable law, regulation or accounting rules in order to permit Key Employees who are located outside of the United States to participate in the Plan.

     11.2 AMENDMENT OF AWARD AGREEMENTS.

     The Board shall have the authority to amend any Award Agreement at any time; provided however, that no such amendment shall adversely affect the right of any Key Employee under any outstanding Award Agreement in any material way without the written consent of the Key Employee, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed.

SECTION 12.    NO CONTRACT OF EMPLOYMENT.

     Neither the adoption of the Plan nor the grant of any Award under the Plan shall be deemed to obligate the Company or any Subsidiary to continue the employment of any Key Employee for any particular period, nor shall the granting of an Award constitute a request or consent to postpone the retirement date of any Key Employee.

SECTION 13.    APPLICABLE LAW.

     All questions pertaining to the validity, construction and administration of the Plan and all Awards granted under the Plan shall be determined in conformity with the laws of the State of Delaware, without regard to the conflict of law provisions of any state, and, in the case of Incentive Stock Options, Section 422 of the Code and regulations issued thereunder.

SECTION 14.    EFFECTIVE DATE AND TERM OF PLAN.

     14.1 EFFECTIVE DATE.

     The Plan has been adopted and authorized by the Board for submission to the stockholders of the Company. The Plan shall become effective as of the date the Plan is approved by the stockholders of the Company.

     14.2 TERM OF PLAN.

     Notwithstanding anything to the contrary contained herein, no Awards shall be granted on or after the 10th anniversary of the Plan's effective date as determined in Section 14.1 above.

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